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                                                                  Exhibit 10.2




                              STOCK PURCHASE AGREEMENT

                                dated July 23, 1999

                                for the purchase of
                             all the outstanding shares
                                of capital stock of

                              VELTRE ENTERPRISES, INC.

                                      between

                                  americaBILIA.com
                                       Buyer

                                        and

                                    KEITH VELTRE
                                       Seller

                               STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 23rd day of July, 1999 by and between americaBILIA.com ("Buyer") and KEITH VELTRE ("Seller") with respect to all of the outstanding capital stock of VELTRE ENTERPRISES, INC., a Nevada corporation (the "Company"), owned by Seller.

                                   R E C I T A L S

       A. Seller owns of record and beneficially, one thousand (1,000) shares of capital stock of the Company representing all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

       B. Buyer desires to acquire and Seller desires to sell the Shares on the terms and subject to the conditions set forth below.

       NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereby agree as follows:


                                     ARTICLE 1
                            PURCHASE AND SALE OF SHARES

       1.1    PURCHASE AND SALE OF SHARES.

              (a) On the terms and subject to the conditions of this Agreement, Seller agrees to sell, assign, transfer and convey the Shares to Buyer and Buyer agrees to purchase the Shares from Seller.

              (b) The purchase and sale of the Shares shall be consummated on the Closing Date (as hereinafter defined).

       1.2 THE PURCHASE PRICE. The aggregate consideration ("Purchase Price") to be paid by Buyer to Seller for the Shares shall be (i) Four Hundred Thousand Dollars ($400,000.00) payable Two Hundred Thousand ($200,000) in cash and Two Hundred Thousand Dollars ($200,000) by delivery of a Promisory Note in the form of Exhibit "A" hereto and (ii) One Hundred Thousand (100,000) shares of common stock of the Buyer ("Buyer Shares").

       1.3 SECURITY. The Promissory Note shall be secured by the pledge of all of the outstanding common stock of the Company pursuant to a Pledge Agreement in the form of Exhibit "B" hereto.

       1.4 CLOSING. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), Seller will sell, transfer, assign and deliver the Shares to Buyer, and Buyer will acquire the Shares from Seller, at the Closing. Buyer shall pay the Purchase Price to Seller by delivery of a cashiers' check for the cash portion of the purchase price and delivery of certificates representing the Buyer Shares.


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                                     ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF SELLER

       In order to induce Buyer to enter into this Agreement, to purchase the Shares and to consummate the other transactions contemplated herein, Seller makes the representations and warranties set forth in this Article 2 which representations and warranties will be true and correct on the date of this Agreement and on the Closing Date. Any reference herein to the "knowledge" of Seller or similar words to that effect means the actual knowledge of Seller and without the performance of additional inquiries by Seller in connection with the execution and delivery of this Agreement.

       2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect on its business properties, prospects or financial condition. Schedule 2.1 contains a list of all jurisdictions in which the Company is qualified or licensed to do business. The Company does not own (and has not at any time during the five (5) years preceding the date set forth above owned) of record or beneficially any outstanding equity securities or other ownership interest in any corporation, partnership or other legal entity. "Material Adverse Effect" with respect to the Company means an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties or liabilities of the Company which is reasonably expected to be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, or liabilities of the Company or would prevent the Company or the Seller from consummating the transactions contemplated hereby.

       2.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of one thousand (1,000) shares of common stock, no par value, of which one thousand (1,000) shares are issued and outstanding. All issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, preemptive rights. There are no other shares of capital stock issued and outstanding, no shares of treasury stock, and no outstanding securities convertible into or exchangeable for any of the Company's capital stock or options, warrants, calls or other rights, with respect to the issued capital stock of the Company, or to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company. Seller is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan, or understanding restricting or otherwise relating to the Shares. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire good and marketable title to the Shares free and clear of all Encumbrances. For purposes of this Agreement, "Encumbrances" means pledges, liens, security interests, restrictions, claims or charges of any kind.

       2.3 AUTHORIZATION. Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby (including, without limitation, the power to sell, transfer and convey the Shares). No action, consent or approval by or filing with any person or entity, including, without limitation, any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency or any securities or commodities exchange is required in connection with the execution, delivery and performance by Seller of this


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Agreement and consummation by Seller of the transactions contemplated herein.
Without limiting the generality of the foregoing, Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

       2.4 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles of incorporation or bylaws of the Company; (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or Seller is a party or by which the Company or Seller or any of the Company's or Seller's properties or assets is or may be bound or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or Seller under any debt, obligation, contract, agreement or commitment to which the Company or Seller is a party or by which the Company or Seller or any of the Company's or Seller's assets or properties are bound; or (iii) violate any Law of any Authority. "Laws" means any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters. "Authority" or "Authorities" means any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority.

       2.5 CONSENTS AND APPROVALS. With respect to the Company and Seller, no Consent from any individual or entity, including, without limitation, any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or Seller or the consummation by the Company or Seller of the transactions contemplated herein. "Consent" means any consent, approval, order or authorization of or from, or registration, notification, declaration or filing with any individual or entity, including, without limitation, any Authority.

       2.6 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. Schedule 2.6 hereto will consist of true and complete copies of the unaudited balance sheet and statements of operations, equity and cash flows of the Company at December 31, 1998 and for the three calendar years then ended and the unaudited balance sheet and statements of operations, equity and cash flows of the Company at and for the six months ended June 30, 1999 ("Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and have been prepared in good faith using accounting principles which have been consistently applied for all periods.

       2.7    ABSENCE OF UNDISCLOSED LIABILITIES.   To Seller's knowledge,
the Company does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not reflected or reserved against on the Financial Statements, except for liabilities and obligations incurred since the date thereof in the ordinary course of the Company's business and consistent with past practice and which, in any event, in the aggregate, would not have a material adverse effect on the financial condition or business of the Company. For


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purposes of this Section 2.7, the term "liabilities" shall include, without limitation, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

       2.8 ABSENCE OF CERTAIN ACTIONS. Since June 30, 1999, Seller has not on behalf of Seller or the Company:

              (a) Taken any action which might reasonably be expected to have a material adverse effect on the business or financial condition of the Company;

              (b) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice;

              (c) Subjected any of the Company's property or assets (real, personal or mixed, tangible or intangible) to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

              (d) Canceled any debts or waived any claims or rights of material value to the Company or agreed on behalf of Seller or the Company to reduce or otherwise modify the payment terms of any account receivable owing to the Company other than trade-outs of product for goods and services provided to the Company;

              (e) Sold, transferred or otherwise disposed of any of the Company's properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or

              (f) Agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

       2.9 NO CLAIMS BASED ON SELLER'S ACTS. Except as otherwise disclosed to Buyer in writing prior to the Closing, there is no threatened charge or claim relating to or affecting: (i) the Company or Seller in his capacity as a director, officer, employee or agent of the Company or (ii) the assets, properties or business of the Company, nor, to Seller's knowledge, is there any basis for any such charge or claim based on the affirmative acts of Seller which could have an adverse effect on the assets, property or business of the Company.

       2.10 PERMITS. To Seller's knowledge, the Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted the lack of which could have a Materially Adverse Effect on the business, properties, prospects or financial condition of the Company.

       2.11   COMPLIANCE WITH OTHER INSTRUMENTS AND LAW.   The Company is not
in violation or default in any material respect of any provision of its Articles of Incorporation, Bylaws or, to Seller's knowledge, any material contract to which it is a party or by which it is bound or, to Seller's knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. To Seller's knowledge, the Company has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of


                                       4
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the Company or the operation of its assets, including, without limitation, any import, export and immigration laws. There are no proceedings and no proceedings are pending or to the Seller's knowledge threatened, nor has the Company or Seller received any written notice regarding any violation of any Law, including, without limitation, any requirement of any Authority.

       2.12 LITIGATION. There are no actions, suits, proceedings or investigations pending or currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, or in any material change in the current equity ownership of the Company.

       2.13   ASSETS; NET WORTH.

              (a) Except as set forth in the Financial Statements, the Company has good and marketable title to all of its assets and properties (including fee simple record title to all real property) whether or not reflected in the most recent Balance Sheet or acquired after the date thereof, free and clear of any Lien, other than Permitted Liens. "Liens" means any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record). "Permitted Liens" means (i) liens securing specific Liabilities shown on the most recent Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business;
(iii) minor imperfections of title which do not individually or in the aggregate, impair the continued use and operation of the real property assets and fixtures to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable.

              (b) To Seller's knowledge, except as set forth in SCHEDULE 2.13(b), (i) all real properties owned and leased by the Company are free from any structural defects, in good operating condition and repair, with no material maintenance, repair or replacement having been deferred or neglected, suitable for the intended use and free from other material defects; (ii) each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws; and (iii) all public utilities necessary for the use and operation of any facilities on the aforesaid real properties are available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties. Neither the Company nor Seller is a foreign person, as the term foreign person is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

              (c) To Seller's knowledge, except as set forth in SCHEDULE 2.13(c), the machinery, equipment, vehicles and other personal property used by the Company (whether or not reflected on the most recent Balance Sheet or acquired after the date thereof) are in operating condition and fit for the intended purposes thereof.

              (d) To Seller's knowledge, the Company owns or leases all of the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of the Company as presently conducted. At the Closing, the Company will be leasing the real property on which the Company conducts its business and a mat cutter from Seller or an affiliate of Seller. To the knowledge of Seller, the Company does


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not own or lease any assets or properties that are not used in the ordinary course of the Company's business. All leasehold interests relating to real property, machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach, or default thereof or thereunder.

       2.14 INVENTORIES. Except as set forth in Schedule 2.14, all inventory as of the date of the most recent Balance Sheet is, and as of the Closing Date will be, valued at the lower of cost or market. Except as set forth in Schedule 2.14, all inventory of the Company, whether reflected in the most recent Balance Sheet or otherwise, (i) consists of a quality and quantity useable and salable in the ordinary course of business, and (ii) the present quantities of all inventory of the Company are reasonable in the present circumstances for the business as currently conducted or as proposed to be conducted.

       2.15   TRADE ACCOUNTS RECEIVABLE; NOTES RECEIVABLE AND PAYABLES.

              (a) To Seller's knowledge, except as set forth in SCHEDULE 2.15, (i) the Company has good right, title and interest in and to all trade accounts receivable and notes receivable reflected in the most recent Balance Sheet and those acquired and generated since the date of the most recent Balance Sheet (except for those paid since the date of the most recent Balance Sheet) (the "Account Receivables"); (ii) none of such Account Receivables is subject to any Lien, other than Permitted Liens; (iii) all of the Account Receivables owing to the Company constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known claims, refusals to pay or other rights of set-off against any thereof; (iv) no account or note debtor is delinquent in payment by more than ninety (90) days; and (v) the reserve established by the Company on the most recent Balance Sheet is adequate to cover any doubtful accounts.

              (b) All trade accounts payable and notes payable of the Company reflected in the most recent Balance Sheet and those acquired and generated since the date of the most recent Balance Sheet (except for those paid since the date of the most recent Balance Sheet) (the "Accounts Payables") arose from bona fide transactions in the ordinary course of the Company's business and, except as set forth on SCHEDULE 2.15, no such Accounts Payable is delinquent by more than thirty (30) days in its payment.

       2.16.  CONTRACTS; NO CONTRACT DEFAULTS.

              (a) SCHEDULE 2.16 contains an accurate and complete list and description of:

                     (i) All real property in which the Company has a leasehold or other interest or which is used by the Company in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which the Company has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                     (ii) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned,


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              leased or used by the Company, except for items having a value of less than Five Thousand Dollars ($5,000) which do not, in the aggregate, have a total value of more than Twenty-Five Thousand Dollars ($25,000), setting forth with respect to all such listed property a summary description of all leases, Liens, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                     (iii) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds, options, warrants or other securities of the Company or pursuant to which the Company has acquired any substantial portion of its business or assets.

                     (iv) All contracts, agreements, commitments or understandings that restrict the Company from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity.

                     (v) All purchase or sale contracts or agreements that call for aggregate purchases or sales in excess, over the course of such contract or agreement, of Five Thousand Dollars ($5,000) or which continues for a period of more than twelve (12) months (including, without limitation, periods covered by any option to renew or extend by either party) which is not terminable on sixty
              (60) days' or less notice without cost or other Liability at or any time after the Closing.

                     (vi) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans, group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation and other bonus practices, to which the Company is a party or is bound or which relate to the operation of the Company's business.

                     (vii) All contracts, commitments, agreements and arrangements with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under Section 280G of the Code.

                     (viii) The names and current annual salary rates of all
              persons (including independent commission agents) whose annual compensation (direct or indirect) from the Company is currently at the rate of more than Fifty Thousand Dollars ($50,000) per annum and showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the year ended December 31, 1998 and to be paid for the year ended December 31, 1999.

                     (ix) The names of all of the Company's directors and officers.


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                     (x)    All contracts, agreements and commitments, whether
              written or oral, relating to the sale of the Company's products, including, without limitation, any sales representative, distributor or reseller agreements (the "Sales Agreements").

                     (xi) All contracts, agreements and commitments, whether or not fully performed, relating to or arising out of the business of the Company and not otherwise disclosed pursuant to this
              Section 2.16.

To Seller's knowledge, all contracts, agreements, leases, licenses and commitments (the "Assumed Contracts") required to be listed in SCHEDULE 2.16 (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, and are in full force and effect and none of the Assumed Contracts contain a provision requiring the consent of any party with respect to the consummation of the transaction contemplated herein. To Seller's knowledge, the Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any Assumed Contract, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. All of the Sales Agreements are terminable by the Company without notice and without Liability of any kind. None of the Assumed Contracts is subject to renegotiation with any government entity.

       2.17   INTELLECTUAL PROPERTY RIGHTS.   Schedule 2.17 contains a
listing of all (i) patents, patent applications (collectively the "Patents"),
(ii) copyrights, copyright applications (the "Copyrights"), (iii) tradenames, registered and common law trademarks, trademark applications (the "Trademarks"), (iv) service marks, service mark applications (the "Service Marks"), and (v) computer programs and other computer software, trade secrets, plans and specifications, inventions, know-how, technology, proprietary processes and formulae (the "Trade Secrets") necessary or used in connection with the conduct of the business of the Company (the Patents, Copyrights, Trademarks, Service Marks and Trade Secrets are collectively referred to as "Intellectual Property Rights"). To Seller's knowledge, the Company owns, has the unrestricted right to use and has sole and exclusive possession of and has good and valid title to, or sufficient license or other rights to, all of the Intellectual Property Rights, free and clear of all Liens. To Seller's knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Company as presently conducted and as proposed to be conducted does not and will not infringe or violate any trade secrets, plans and specifications, patents, copyrights, tradenames, registered and common law trademarks, trademark applications, service marks, service mark applications, computer programs and other computer software, inventions, know-how, technology, proprietary processes and formulae or other intellectual property rights of any other person or entity (the "Third Party Intellectual Property Rights"). The Company is not using any confidential information or trade secrets of others. All agreements relating to licenses of Intellectual Property Rights granted by or to the Company are set forth in the Schedule 2.17 and, to Seller's knowledge, are in good standing, valid and effective in accordance with their respective terms and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default,

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or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance), in each case by the Company or by any other party thereto.

       2.18 ENVIRONMENTAL MATTERS. Neither the Company, any subsidiary or former subsidiary of the Company, nor to Seller's knowledge, any previous owner, tenant, occupant or user of any property owned or leased by or to the Company or by or to any subsidiary or former subsidiary (the "Properties") engaged in or permitted direct or indirect operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties, or transported any Environmentally Regulated Materials to, from or across the Properties, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. To Seller's knowledge, the Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed. For purposes of this Agreement, "Environmental and Occupational Safety and Health Law" means any common law or duty, case law or other Law, that (i) regulates, creates standards for or imposes liability or standards of conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters, or (ii) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws shall include, but not be limited to, the National Environmental Policy Act, 42 U.S.C. Sections 4321 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Federal Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11011, the Hazard Communication Act, 29 U.S.C. Sections 651 et seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, and any case law interpretations, amendments or restatements thereof, or similar enactments thereto, as is now or at any time hereafter may be in effect, as well as their international, state and local counterparts. For purposes of this Agreement, "Environmentally Regulated Materials" means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

       2.19 EMPLOYEE BENEFIT PLANS. All employee benefit plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit plan or fringe benefit arrangement of any nature whatsoever established, maintained or contributed to by the Company comply in all material respects with the requirements of all applicable laws, including but not limited to ERISA, and no employee pension benefit plan (as defined in ERISA) has incurred or assumed an "accumulated funding deficiency" as defined by

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ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

       2.20 TAX RETURNS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due (other than those which are being contested in good faith by the Company). The provision for taxes of the Company is adequate for taxes due or accrued as of the date hereof.

       2.21 BANK ACCOUNTS. Schedule 2.20 contains a list of the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom; and the names of all persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof.

       2.22 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, Seller nor any director, officer, employee or agent of the Company, nor any other person acting on behalf of the Company or Seller, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, Seller or Buyer to any damage or penalty in any civil, criminal or governmental litigation proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company as reflected in the Financial Statements, or (iii) if not continued in the future, might adversely affect the Company's assets, business, operations or prospects or which might subject the Company, Seller or Buyer to suit or penalty in any private or governmental litigation or proceeding.

       2.23 ORDERS, COMMITMENTS AND RETURNS. All accepted and unfulfilled orders for the sale of products with a customer and the performance of services entered into by the Company and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. There are no claims against the Company to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

       2.24   PRODUCTS AND WARRANTIES.   To Seller's knowledge, each product
manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and meets or exceeds the standards required by all Laws now in effect and neither the Company nor Seller knows of any pending legislation, ordinance or regulation, which if adopted, would have a Material Adverse Effect upon the products sold by the Company. To Seller's knowledge, the Company does not have any Liability (and there is no basis for any present or any future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of it giving rise to any Liability) for replacement or repair of any product manufactured, sold, leased, or delivered by the Company or other damages in connection therewith.
 No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

       2.25   PRODUCT LIABILITY; AUTO LIABILITY AND WORKERS' COMPENSATION.
To Seller's knowledge, the Company does not have any Liability (and there is no basis for any present or any future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of: (i) any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company; or (ii) any injury to individuals or property as a result of the ownership or lease by the Company of any automobile. There are no open workers' compensation claims against the Company.

       2.26   CUSTOMER.   The Company has not received any notice (written or
oral) within six months prior to the date of this Agreement that any customer of the Company representing five (5%) of more of the revenues of the Company during the prior twelve months will terminate its relationship with the Company or, as the case may be, decrease its business with the Company, as a result of the transactions contemplated by this Agreement or for any other reason.

       2.27 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to the Buyer, are complete and correct in all material respects. Prior to the Closing, the minute books of the Company will contain accurate and complete records of all formal meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

       2.28   BROKERS.   Neither the Company, Seller nor any of its
directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

       2.29 ACCESS TO INFORMATION; FULL KNOWLEDGE. The Buyer Shares to be received by Seller pursuant to this Agreement are being acquired for Seller's own account, for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") or any state securities or Blue Sky law and such Buyer Shares will not be sold or otherwise disposed of except in compliance with the 1933 Act, or in reliance upon an exemption therefrom and in compliance with any state securities or Blue Sky laws. The Buyer Shares have not been registered under the 1933 Act or any state securities or Blue Sky law. Seller agrees that he, either alone or with a representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Buyer Shares and is able to bear the economic consequences thereof. In making the decision to invest in the Buyer Shares, Seller has relied upon Buyer's Confidential Private Placement Memorandum of even date herewith, the representations and warranties of Buyer contained in this Agreement and independent investigations made by him and, to the extent believed by Seller to be appropriate, Seller's representatives, including Seller's own professional, tax and other advisors. The Seller and his representatives have been given a full opportunity to examine all documents and to ask questions of, and to receive answers from Buyer and its representatives concerning the terms of the transfer of the Shares to Buyer, the Seller's investment in the Buyer Shares and the business of Buyer and such other information as Seller desired in order to evaluate an investment in the Buyer Shares, and all such questions have been answered to the full satisfaction of Seller. Seller has evaluated the merits and risks of an investment in the Buyer Shares and has determined that the Buyer Shares are a suitable investment for Seller in light of Seller's overall financial condition and prospects. Buyer has not made any representation, warranty, acknowledgment or covenant, in writing or otherwise, to the Seller regarding the value of the Buyer Shares or the tax consequences, if any, of the sale of the Shares or of the resale of the Buyer Shares by Seller. Seller acknowledges that the Buyer Shares are personal to Seller and may not be transferred or assigned. Seller has consented to the placing of the following legend on the certificates for the Buyer Shares:

              THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT DESCRIBING SUCH PROPOSED TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SHARES AND ITS COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THAT ACT IS AVAILABLE.

       2.30 ACCURACY OF INFORMATION. No representation or warranty by Seller contained in this Agreement or in respect of the exhibits, schedules, lists or other documents delivered to Buyer and referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                     ARTICLE 3
                                       TITLE

       In order to induce Buyer to enter into this Agreement, to purchase the Shares and to consummate the transactions contemplated herein, Seller represents and warrants to Buyer that he is the owner, beneficially and of record, of the Shares and has good, valid and marketable title to the Shares free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to deliver the Shares to Buyer in accordance with the terms of this Agreement. Seller will convey to Buyer at the Closing good, valid and marketable title to the Shares free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever.

                                     ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF BUYER

       In order to induce Seller to enter into this Agreement and to sell the Shares and consummate the other transactions contemplated herein, Buyer makes the representations and warranties set forth in this Article 4.

       4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect on its business properties, prospects or financial condition. Buyer is not qualified or licensed to do business in any other state or jurisdiction. Buyer does not own (and has not at any time during the five (5) years preceding the date set forth above owned) of record or beneficially any outstanding equity securities or other ownership interest in any corporation, partnership or other legal entity. "Material Adverse Effect" with respect to Buyer means an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties or liabilities of Buyer which is reasonably expected to be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, or liabilities of Buyer or would prevent Buyer from consummating the transactions contemplated hereby.

       4.2 CAPITALIZATION OF BUYER. The authorized capital stock of Buyer consists of ten million (10,000,000) shares of common stock, no par value, of which five million (5,000,000) shares are issued and outstanding and an additional one million (1,000,000) shares are reserved for issuance for sale pursuant to Buyer's Confidential Private Placement Memorandum of even date herewith. All issued and outstanding shares of capital stock are duly authorized and validly issued and were not issued in violation of preemptive rights. There are no other shares of capital stock issued and outstanding, no shares of treasury stock, and no outstanding securities convertible into or exchangeable for any of Buyer's capital stock or options, warrants, calls or other rights, with respect to the issued capital stock of Buyer, or to purchase or subscribe to capital stock of Buyer or securities convertible into or exchangeable for capital stock of the Buyer. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire good and marketable title to the Buyer Shares free and clear of all Encumbrances. For purposes of this Agreement, "Encumbrances" means pledges, liens, security interests, restrictions, claims or charges of any kind.

       4.3 AUTHORIZATION. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby (including, without limitation, the power to issue the Buyer Shares). No action, consent or approval by or filing with any person or entity, including, without limitation, any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency or any securities or commodities exchange is required in connection with the execution, delivery and performance by Buyer of this Agreement and consummation by Buyer of the transactions contemplated herein. Without limiting the generality of the foregoing, Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

       4.4 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. True and complete copies of the unaudited balance sheet and statements of operations of Buyer at June 30, 1999 and for the period from inception to June 30, 1999 are included in the Buyer's Confidential Private Placement Memorandum of even date herewith ("Buyer Financial Statements"). The Buyer Financial Statements are in accordance with the books and records of Buyer and have been prepared in good faith.

       4.5    ABSENCE OF UNDISCLOSED LIABILITIES.   To Buyer's knowledge,
Buyer does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not reflected or reserved against on the Buyer Financial Statements, except for liabilities and obligations incurred since the date thereof in the ordinary course of Buyer's business and consistent with past practice and which, in any event, in the aggregate, would not have a material adverse effect on the financial condition or business of Buyer. For purposes of this Section 4.5, the term "liabilities" shall include, without limitation, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

       4.6 NO CLAIMS BASED ON BUYER'S ACTS. Except as otherwise disclosed to Seller in writing prior to the Closing, there is no threatened charge or claim relating to or affecting the assets, properties or business of Buyer, nor, to Buyer's knowledge, is there any basis for any such charge or claim based on the affirmative acts of Buyer which could have an adverse effect on the assets, property or business of Buyer.

       4.7 PERMITS. To Buyer's knowledge, Buyer has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted the lack of which could have a Materially Adverse Effect on the business, properties, prospects or financial condition of Buyer.

       4.8    COMPLIANCE WITH OTHER INSTRUMENTS AND LAW.   Buyer is not in
violation or default in any material respect of any provision of its Articles of Incorporation, Bylaws or, to Buyer's knowledge, any material contract to which it is a party or by which it is bound or, to Buyer's knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to Buyer. To Buyer's knowledge, Buyer has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of Buyer or the operation of its assets, including, without limitation, any import, export and immigration laws. There are no proceedings and no proceedings are pending or to Buyer's knowledge threatened, nor has Buyer received any written notice regarding any violation of any Law, including, without limitation, any requirement of any Authority.

       4.9 LITIGATION. There are no actions, suits, proceedings or investigations pending or currently threatened against Buyer that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of Buyer, or in any material change in the current equity ownership of Buyer.

       4.10   ASSETS; NET WORTH.

              (a) Except as set forth in the Buyer Financial Statements, Buyer has good and marketable title to all of its assets and properties (including fee simple record title to all real property) whether or not reflected in the most recent Balance Sheet or acquired after the date thereof, free and clear of any Lien, other than Permitted Liens. "Liens" means any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record). "Permitted Liens" means (i) liens securing specific Liabilities shown on the most recent Balance Sheet with respect to which no breach, violation or default exists;
(ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title which do not individually or in the aggregate, impair the continued use and operation of the real property assets and fixtures to which they relate in the operation of Buyer as currently conducted; and (iv) liens for current taxes not yet due and payable.

              (b) To Buyer's knowledge, (i) all real properties owned and leased by Buyer are free from any structural defects, in good operating condition and repair, with no material maintenance, repair or replacement having been deferred or neglected, suitable for the intended use and free from other material defects; (ii) each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws; and (iii) all public utilities necessary for the use and operation of any facilities on the aforesaid real properties are available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties. Buyer is not a foreign person, as the term foreign person is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

              (c) To Buyer's knowledge, the machinery, equipment, vehicles and other personal property used by Buyer (whether or not reflected on the most recent Balance Sheet or acquired after the date thereof) are in operating condition and fit for the intended purposes thereof.

              (d) To Buyer's knowledge, Buyer owns or leases all of the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of Buyer as presently conducted. To the knowledge of Buyer, Buyer does not own or lease any assets or properties that are not used in the ordinary course of Buyer's business. All leasehold interests relating to real property, machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach, or default thereof or thereunder.

       4.11   TRADE ACCOUNTS RECEIVABLE; NOTES RECEIVABLE AND PAYABLES.

              (a) To Buyer's knowledge, (i) Buyer has good right, title and interest in and to all trade accounts receivable and notes receivable reflected in its most recent Balance Sheet and those acquired and generated since the date of its most recent Balance Sheet (except for those paid since the date of the most recent Balance Sheet) (the "Account Receivables"); (ii) none of such Account Receivables is subject to any Lien, other than Permitted Liens; (iii) all of the Account Receivables owing to Buyer constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known claims, refusals to pay or other rights of set-off against any thereof; (iv) no account or note debtor is delinquent in payment by more than ninety (90) days; and (v) the reserve established by Buyer on its most recent Balance Sheet is adequate to cover any doubtful accounts.

              (b) All trade accounts payable and notes payable of Buyer reflected in the most recent Balance Sheet and those acquired and generated since the date of the most recent Balance Sheet (except for those paid since the date of the most recent Balance Sheet) (the "Accounts Payables") arose from bona fide transactions in the ordinary course of Buyer's business and, no such Accounts Payable is delinquent by more than thirty (30) days in its payment.

       4.12   CONTRACTS; NO CONTRACT DEFAULTS.

              (a) SCHEDULE 4.12 contains an accurate and complete list and description of:

                     (i) All real property in which Buyer has a leasehold or other interest or which is used by Buyer in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which Buyer claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Buyer has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                     (ii) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Buyer, except for items having a value of less than Five Thousand Dollars ($5,000) which do not, in the aggregate, have a total value of more than Twenty-Five Thousand Dollars ($25,000), setting forth with respect to all such listed property a summary description of all leases, Liens, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

                     (iii) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds, options, warrants or other securities of Buyer or pursuant to which Buyer has acquired any substantial portion of its business or assets.

                     (iv) All contracts, agreements, commitments or understandings that restrict Buyer from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity.

                     (v) All purchase or sale contracts or agreements that call for aggregate purchases or sales in excess, over the course of such contract or agreement, of Fifty Thousand Dollars ($50,000) or which continues for a period of more than twelve (12) months (including, without limitation, periods covered by any option to renew or extend by either party) which is not terminable on sixty
              (60) days' or less notice without cost or other Liability at or any time after the Closing.

                     (vi) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans, group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation and other bonus practices, to which Buyer is a party or is bound or which relate to the operation of Buyer's business.

                     (vii) All contracts, commitments, agreements and arrangements with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under Section 280G of the Code.

                     (viii) All contracts, agreements and commitments, whether
              written or oral, relating to the sale of the Company's products, including, without limitation, any sales representative, distributor or reseller agreements (the "Buyer's Sales Agreements").

                     (ix) All contracts, agreements and commitments, whether or not fully performed, relating to or arising out of the business of the Company and not otherwise disclosed pursuant to this
              Section 4.12.

To Buyer's knowledge, all contracts, agreements, leases, licenses and commitments (the "Buyer's Contracts") required to be listed in SCHEDULE 4.12 (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, and are in full force and effect and none of the Buyer's Contracts contain a provision requiring the consent of any party with respect to the consummation of the transaction contemplated herein. To Buyer's knowledge, Buyer is not in breach, violation or default, however defined, in the performance of any of its obligations under any Buyer's Contract, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. All of the Buyer's Sales Agreements are terminable by the Company without notice and without Liability of any kind. None of the Buyer's Contracts is subject to renegotiation with any government entity.

       4.13   INTELLECTUAL PROPERTY RIGHTS.   Schedule 4.13 contains a
listing of all (i) patents, patent applications (collectively the "Patents"),
(ii) copyrights, copyright applications (the "Copyrights"), (iii) tradenames, registered and common law trademarks, trademark applications (the "Trademarks"), (iv) service marks, service mark applications (the "Service Marks"), and (v) computer programs and other computer software, trade secrets, plans and specifications, inventions, know-how, technology, proprietary processes and formulae (the "Trade Secrets") necessary or used in connection with the conduct of the business of Buyer (the Patents, Copyrights, Trademarks, Service Marks and Trade Secrets are collectively referred to as "Intellectual Property Rights"). To Buyer's knowledge, Buyer owns, has the unrestricted right to use and has sole and exclusive possession of and has good and valid title to, or sufficient license or other rights to, all of the Intellectual Property Rights, free and clear of all Liens. To Buyer's knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the business of Buyer as presently conducted and as proposed to be conducted does not and will not infringe or violate any trade secrets, plans and specifications, patents, copyrights, tradenames, registered and common law trademarks, trademark applications, service marks, service mark applications, computer programs and other computer software, inventions, know-how, technology, proprietary processes and formulae or other intellectual property rights of any other person or entity (the "Third Party Intellectual Property Rights"). Buyer is not using any confidential information or trade secrets of others. All agreements relating to licenses of Intellectual Property Rights granted by or to Buyer are set forth in the
Schedule 4.13 and, to Buyer's knowledge, are in good standing, valid and effective in accordance with their respective terms and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance), in each case by Buyer or by any other party thereto.

       4.14 ENVIRONMENTAL MATTERS. Neither Buyer, any subsidiary or former subsidiary of Buyer, nor to Buyer's knowledge, any previous owner, tenant, occupant or user of any property owned or leased by or to Buyer or by or to any subsidiary or former subsidiary (the "Buyer Properties") engaged in or permitted direct or indirect operations or activities upon, or any use or occupancy of the Buyer Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Buyer Properties, or transported any Environmentally Regulated Materials to, from or across the Buyer Properties, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Buyer Properties, nor have any Environmentally Regulated Materials migrated from the Buyer Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Buyer Properties. To Buyer's knowledge, the Buyer Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos;
(iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

       4.15 EMPLOYEE BENEFIT PLANS. All employee benefit plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit plan or fringe benefit arrangement of any nature whatsoever established, maintained or contributed to by Buyer comply in all material respects with the requirements of all applicable laws, including but not limited to ERISA, and no employee pension benefit plan (as defined in ERISA) has incurred or assumed an "accumulated funding deficiency" as defined by ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

       4.16 TAX RETURNS. Buyer has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Buyer has paid all taxes and other assessments due (other than those which are being contested in good faith by Buyer). The provision for taxes of Buyer is adequate for taxes due or accrued as of the date hereof.

       4.17 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Buyer nor any director, officer, employee or agent of Buyer, nor any other person acting on behalf of Buyer, has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Buyer (or assist Buyer in connection with any actual or proposed transaction) which (i) might subject Buyer to any damage or penalty in any civil, criminal or governmental litigation proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of Buyer as reflected in the Buyer Financial Statements, or (iii) if not continued in the future, might adversely affect Buyer's assets, business, operations or prospects or which might subject Buyer to suit or penalty in any private or governmental litigation or proceeding.

       4.18   BROKERS.   Neither Buyer nor any of its directors, officers or
employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Buyer for any such fee or commission to be claimed by any person or entity.

       4.19 ACCESS TO INFORMATION; FULL KNOWLEDGE. The Shares being purchased by Buyer pursuant to this Agreement are being acquired for Buyer's own account, for investment purposes only and not with a view to any public resale, public distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") or any state securities or Blue Sky law and such Shares will not be sold or otherwise disposed of except in compliance with the 1933 Act, or in reliance upon an exemption therefrom and in compliance with any state securities or Blue Sky laws. The Shares have not been registered under the 1933 Act or any state securities or Blue Sky law. Buyer agrees that it has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares and is able to bear the economic consequences thereof. In making the decision to invest in the Shares, Buyer has relied upon the representations and warranties of Seller contained in this Agreement and independent investigations made by it and, to the extent believed by Buyer to be appropriate, Buyer's representatives, including Buyer's professional, tax and other advisors. Buyer and its representatives have been given a full opportunity to examine all documents and to ask questions of, and to receive answers from Seller and the Company and their respective representatives concerning the terms of the purchase of the Shares by Buyer, the Buyer's investment in the Shares and the business of the Company and such other information as Buyer desired in order to evaluate an investment in the Shares, and all such questions have been answered to the full satisfaction of Buyer. Buyer has consented to the placing of the following legend on the certificates for the Shares:

              THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT DESCRIBING SUCH PROPOSED TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SHARES AND ITS COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THAT ACT IS AVAILABLE.

       4.20 CONSENTS AND APPROVALS. No Consent is required by any person or entity, including, without limitation, any Authority, in connection with the execution, delivery and performance by Buyer of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Buyer taken as a whole.

       4.21 ISSUANCE OF BUYER SHARES. The Buyer Shares to be issued to Seller, upon delivery to Seller and receipt of the certificates for the Shares by the Buyer, will be validly issued, fully paid and nonassessable. Buyer has all requisite power and authority to issue, sell and deliver the Buyer Shares in accordance with and upon the terms and conditions set forth herein; and all corporate action required to be taken by Buyer for the due and proper authorization, issuance, sale and delivery of the Buyer Shares has been validly and sufficiently taken. Upon delivery of the Shares by Seller to Buyer, the Buyer Shares will be, upon issuance and delivery thereof, duly authorized, validly issued, fully paid and nonassessable.

       4.22 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Buyer contained in this Agreement, Buyer's Confidential Private Placement Memorandum of even date herewith or in respect of the exhibits, schedules, lists or other documents delivered to Seller and referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                     ARTICLE 5
                                COVENANTS OF SELLER

       5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Seller will cause the Company to conduct its business and operations according to its ordinary and usual course of business, to preserve substantially intact its business organizations and to preserve its current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of Buyer's President, Seller agrees that the Company will not:

              (a) adopt any amendment to its articles of incorporation or bylaws;

              (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or debt or other securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

              (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

              (d) (i) excluding regularly scheduled principal payments, create, incur, assume or repay any long-term debt (including obligations in respect of capital leases), or, except in the ordinary course of business, create, incur, assume, repay, maintain or permit to exist any short-term debt; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

              (e) (i) increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

              (f)    (i)    sell, transfer, or otherwise dispose of, or agree to
       sell, transfer, or otherwise dispose of, any properties or assets, real, personal or mixed, (other than in the ordinary course of business) or
       (ii) mortgage or encumber any properties or assets, real, personal or mixed;

              (g) permit any of its current insurance (or reinsurance) policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

              (h) enter into other agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

              (i) modify, amend or terminate any contract, waive, release, relinquish or assign any contract or other right or claim;

              (j) settle or compromise any suit, claim or dispute or threatened suit, claim or dispute;

              (k) except in the ordinary course of business, incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, are material to the conduct of the businesses of the Company or hereof would have a Material Adverse Effect on the Company;

              (l) pay, discharge or satisfy any Liabilities of the Company other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

              (m) sell, transfer, or otherwise dispose of any of the Company's properties or assets (real, personal or mixed, tangible or intangible), other than inventory in the ordinary course of business and consistent with past practice;

              (n) permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Liens for current taxes not yet due;

              (o) write down the value of any Company inventory (including write-downs by reason of shrinkage or mark-down) or write off as uncollectible any of the Company's notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

              (p) dispose of, license, transfer or permit to lapse any rights to the use of any of the Company's Intellectual Property Rights to any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity other than representatives of Buyer;

              (q) make or enter into any commitment of the Company for capital expenditures for additions to property, plant, equipment or intangible capital assets;

              (r) pay, lend or advance any amount to, or sell, transfer or lease any of the Company's properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers, directors, shareholders or employees or any affiliate or associate of any of its officers, directors, shareholders or employees;

              (s) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment identified in any Schedule hereto, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

              (t) acquire any of the business or assets of any other person or entity except purchases in the ordinary course of business;

              (u)    change its accounting methods, principles or practices; or

              (v) agree in writing or otherwise to take any of the foregoing actions.

       5.2 NO SOLICITATION OF ALTERNATE TRANSACTION. Seller will not, and will ensure that the Company, its directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit or entertain offers from, negotiate with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the Company's securities, liquidation, dissolution or similar transactions involving the Company or any division of the Company (such proposals, announcements or transactions being called herein "Acquisition Proposals"). The Company will promptly inform the Buyer of any inquiry (including the terms thereof and the identity of the third party making such inquiry) which it may receive in respect of an Acquisition Proposal and furnish to the Buyer a copy of any such written inquiry.

       5.3 FULL ACCESS TO BUYER. Throughout the period prior to Closing, the Company and Seller will cause the Company to afford to Buyer and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, access to the facilities, properties, books and records of the Company in order that Buyer may have full opportunity to make such investigations as it desires to make of the affairs of the Company; provided, however, that Seller will not make available the list of the Company's vendors prior to Closing. The Company will furnish such additional financial and operating data and other information in its possession as Buyer will, from time to time, reasonably request, including, without limitation, access to the working papers of its independent certified public accountants; provided, however, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Seller herein. Notwithstanding anything to the contrary contained herein, Buyer is relying only upon the representations and warranties set forth in Articles 2 and 3 of this Agreement.

       5.4 CONFIDENTIALITY OF INFORMATION. After the Closing, Seller will hold in confidence all Intellectual Property Rights, trade secrets and other confidential or proprietary documents and information related to the Company or Buyer and will refrain from disclosing any such confidential information to or for the benefit of any third party. This obligation of confidentiality and non-use will not apply, or will cease to apply, to such information which is in the public domain as of the Closing Date or subsequently comes into the public domain through a source other than Seller, or which is required to be disclosed by order of any court or governmental agency of competent jurisdiction.

       5.5 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, Seller will use his reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including, without limitation, obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their reasonable best efforts to that end, including, without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

       5.6 FURTHER ASSURANCES. Seller will, before, at and after Closing, execute and deliver such instruments and take such other actions as Buyer, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of Buyer and without further consideration, the Company and Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby and to vest in the Buyer good and marketable title to the Shares without further cost or expense to the Buyer.

       5.7 DISCLOSURE OF DEVELOPMENTS. During the period prior to Closing, Seller will promptly notify Buyer of any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in Schedule to this Agreement or which is necessary to correct any information in any Schedule to this Agreement or in any representation and warranty of Seller which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of Seller contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth herein, the Schedules to this Agreement will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the initial delivery of this Agreement and the Schedules hereto.

                                     ARTICLE 6
                                 COVENANTS OF BUYER

       6.1 CONDUCT OF BUSINESS OF BUYER. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Buyer will conduct its business and operations according to its ordinary and usual course of business, to preserve substantially intact its business organizations and to preserve its current relationships with customers, employees, suppliers and other persons with which it has significant business relations and in accordance with Buyer's Confidential Private Placement Memorandum of even date herewith.

       6.2 FULL ACCESS TO THE COMPANY. Throughout the period prior to Closing, Buyer will afford to Seller and his counsel, accountants, investment advisors and other authorized representatives and agents, access to the facilities, properties, books and records of Buyer in order that Seller may have full opportunity to make such investigations as he desires to make of the affairs of Buyer; provided, however, that Buyer will not make available the list of Buyer's vendors prior to Closing. Buyer will furnish such additional financial and operating data and other information in its possession as Seller will, from time to time, reasonably request, including, without limitation, access to the working papers of its independent certified public accountants; provided, however, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Buyer herein. Notwithstanding anything to the contrary contained herein, Seller is relying only upon the representations and warranties set forth in Article 4 of this Agreement and Buyer's Confidential Private Placement Memoradum of even date herewith.

       6.3 CONFIDENTIALITY OF INFORMATION. Prior to the Closing, Buyer will hold in confidence all Intellectual Property Rights, trade secrets and other confidential or proprietary documents and information related to the Company or Seller and will refrain from disclosing any such confidential information to or for the benefit of any third party of using such information for Buyer's benefit. This obligation of confidentiality and non-use will not apply, or will cease to apply, to such information which is in the public domain as of the Closing Date or subsequently comes into the public domain through a source other than Buyer, or which is required to be disclosed by order of any court or governmental agency of competent jurisdiction.

       6.4 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, Buyer will use its reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including, without limitation, obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their reasonable best efforts to that end, including, without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

       6.5 FURTHER ASSURANCES. Buyer will, before, at and after Closing, execute and deliver such instruments and take such other actions as Seller, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of Seller and without further consideration, Buyer will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Seller may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby and to vest in Seller good and marketable title to the Buyer Shares without further cost or expense to Seller.

       6.6 DISCLOSURE OF DEVELOPMENTS. During the period prior to Closing, Buyer will promptly notify Seller of any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in Schedule to this Agreement or which is necessary to correct any information in any Schedule to this Agreement or in any representation and warranty of Buyer which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of Buyer contained in Article 4 hereof in order to determine the fulfillment of the conditions set forth herein, the Schedules to this Agreement will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the initial delivery of this Agreement and the Schedules hereto.

                                     ARTICLE 7
                             CONDITIONS TO THE CLOSING

       7.1 BUYER'S CONDITIONS. Buyer's obligation to close the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions, any of which may be waived by Buyer in its sole discretion, prior to the Closing:

              (a) Buyer shall have raised $750,000 from sales of its common stock pursuant to Buyer's Confidential Private Placement Memorandum of even date herewith.

              (b) The representations and warranties of Seller set forth in Articles 2 and 3 of this Agreement shall be true and correct as of the Closing.

              (c) The net worth of the Company as of the date of the Closing demonstrated to the reasonable satisfaction of Buyer shall be in excess of $160,000.

              (d) The Company shall have not received any notice (written or oral) within six months prior to Closing that any customer of the Company representing five (5%) of more of the revenues of the Company during the prior twelve months will terminate its relationship with the Company or, as the case may be, decrease its business with the Company, as a result of the transactions contemplated by this Agreement or for any other reason.

              (e) Buyer shall have obtained the assurance of Deloitte & Touche LLP that Deloitte & Touche LLP is able to provide the Company with audited financial statements including an unqualified opinion for the periods from and after January 1, 1997.

       7.2 SELLER'S CONDITIONS. Seller's obligation to close the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions, any of which may be waived by Seller in his sole discretion, prior to the Closing:

              (a) Buyer shall have raised $750,000 from sales of its common stock pursuant to Buyer's Confidential Private Placement Memorandum of even date herewith.

              (b)    The representations and warranties of Buyer set forth in
Article 4 of this Agreement shall be true and correct as of the Closing.

                                     ARTICLE 8
                                    THE CLOSING

       8.1 OBLIGATIONS OF SELLER AND THE COMPANY. The Closing Date shall be held on the date selected by Buyer which date shall be on or before September 15, 1999. At the Closing, Seller and the Company shall deliver to Buyer against delivery of each of the items required to be delivered by Seller under Section 8.2:

              (a) Certificates representing the Shares to be purchased and sold hereunder, registered in the name of Seller and duly and validly endorsed by Seller for transfer to Buyer free of any encumbrance or restriction whatsoever (other than restrictions on resale arising under federal or state securities laws);

              (b)    Pledge Agreement duly executed by Seller;

              (c) Duly executed resignations of all directors and officers of the Company in form and content satisfactory to Buyer and its counsel, and effective as of the Closing;

              (d) Lease between the Company and Seller for the facility located at 6430 Sunset Corporate Drive, Las Vegas, Nevada 89120 in the form of Exhibit "C" attached hereto ("Lease") duly executed by Seller; and

              (e) Equipment lease between the Company and Seller for the mat cutting matchine in the form of Exhibit "D" attached hereto ("Equipment Lease") duly executed by Seller; and

              (f) Employment agreement between the Company and Seller in the form attached hereto as Exhibit "E" ("Employment Agreement") duly executed by Seller.

       8.2 OBLIGATIONS OF BUYER. At the Closing, and against delivery of each of the items required to be delivered by Seller under Section 8.1 above, Buyer shall deliver to Seller.

              (a) Cashiers' check representing the cash portion of the Purchase Price; and

              (b)    Promissory Note duly executed by Buyer;

              (c)    Pledge Agreement duly executed by Buyer;

              (d)    Certificates representing the Buyer Shares;

              (e)    The Lease duly executed by the Company;

              (f)    The Equipment Lease duly executed by the Company;

              (g)    The Employment Agreement duly executed by the Company;
and

              (h) Note purchase guaranty between Seller and Henry E. Cartwright and Gary Moore in the form attached hereto as Exhibit "F".

                                     ARTICLE 9
                              TERMINATION OF AGREEMENT

       9.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time upon the mutual agreement of Buyer and Seller.

       9.2 OUTSIDE CLOSING DATE. In the event the Closing has not occurred on or before September 15, 1999, this Agreement shall automatically terminated without further action on the part of Buyer or Seller unless Buyer and Seller have entered into a written amendment to this

Agreement to extend the outside date on which the transactions contemplated by this Agreement must close.

                                     ARTICLE 10
                                  INDEMNIFICATION

       10.1 SELLER WARRANTY CLAIMS. From and after the Closing, Seller shall indemnify and hold harmless Buyer, and its successors and assigns, and their respective officers, directors, employees, stockholders, agents and affiliates (collectively, "Buyer Indemnitees") against, and in respect of any out of pocket loss, any and all damages, claims, losses, liabilities and expenses, including, without limitation, legal, accounting and other expenses, which may arise out of: (i) any breach or violation of this Agreement by Seller; or (ii) any breach of any of the representations, warranties or covenants made in this Agreement by the Seller; or (iii) any inaccuracy or misrepresentation in the Schedules hereto or in any certificate or document delivered in accordance with the terms of Agreement by Seller (collectively, "Seller Warranty Claims").

       10.2 BUYER WARRANTY CLAIMS. From and after the Closing, Buyer shall indemnify and hold harmless Seller, and his successors and assigns, and their respective officers, directors, employees, stockholders, agents and affiliates (collectively, "Seller Indemnitees") against, and in respect of any out of pocket loss, any and all damages, claims, losses, liabilities and expenses, including, without limitation, legal, accounting and other expenses, which may arise out of: (i) any breach or violation of this Agreement by Buyer; or (ii) any breach of any of the representations, warranties or covenants made in this Agreement by the Buyer; or (iii) any inaccuracy or misrepresentation in the Schedules hereto or in any certificate or document delivered in accordance with the terms of Agreement by Buyer (collectively, "Buyer Warranty Claims").

                                     ARTICLE 11
                                 GENERAL PROVISIONS

       The respective representations and warranties of the parties contained herein or in any documents delivered at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

                                     ARTICLE 12
                                   MISCELLANEOUS

       12.1 EXPENSES. Buyer and Seller shall bear their own costs and expenses in connection with the transactions contemplated by this Agreement.

       12.2 NOTICES AND LEGAL PROCESS. All notices and other communications and legal process shall be in writing and shall be personally delivered, delivered by commercial delivery service, transmitted by facsimile, or transmitted by registered or certified mail with return receipt requested, as elected by the party giving such notice, addressed as follows:

              (a)    If to Buyer:

                     americaBILIA.com
                     9155 Las Vegas Boulevard South
                     Suite 242
                     Las Vegas, NV  89123

              (b)    If to Seller:

                     Keith Veltre
                     804 Blue Springs Drive
                     Henderson, NV  89015

Notices shall be deemed to have been given upon delivery, or, if delivered outside of business hours, then on the next business day. "Business hours" are defined for this purpose to be Monday through Friday, 8:00 a.m. to 5:00 p.m., excluding holidays. Any party hereto may change its address for purposes hereof by notice to the other parties hereto.

       12.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

       12.4 ENTIRE AGREEMENT. Unless otherwise specifically agreed in writing, this Agreement and the Schedules and Exhibits hereto represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

       12.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

       12.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without regard to principles of conflicts of laws. All actions or proceedings with respect to this Agreement may be instituted in the courts of the State of Nevada or the United States District Court in Nevada. Each party consents to the exclusive jurisdiction of such courts.

       12.7 ATTORNEYS' FEES. In any legal action brought to enforce the provisions of this Agreement, including the breach thereof, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

       12.8 CAPTIONS. The captions of the various Sections and subsections hereof and on the Exhibits and Schedules hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such Exhibits or Schedules.

       12.9 SEVERABILITY; CONSTRUCTION. In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                 "SELLER"

                                                 /s/ Keith Veltre
                                                 KEITH VELTRE

                                                 "BUYER"

                                                 americaBILIA.com,
                                                 a Nevada corporation

                                                 By:/s/ Gary Moore
                                                         Gary Moore, President

                                 SPOUSE'S CONCURRENCE

          The undersigned, Tricia Veltre, does hereby certify that she is the wife of Keith Veltre; that she has carefully read the foregoing Stock Purchase Agreement and understands its meaning and effect; that she is aware that under the provisions of the foregoing instrument her spouse agrees to sell the outstanding common stock of Veltre Enterprises, Inc. ("Shares") in which she may have an interest; that she fully agrees to be bound by the terms of the foregoing Stock Purchase Agreement to the extent of any interest that she may now or hereafter have in any Shares, without determining at this time whether any such interest exists and the extent thereof; and further that she agrees that her spouse may join in any future amendments or modifications of the foregoing Stock Purchase Agreement without any further signature, acknowledgment, agreement, concurrence or consent on her part.

                                          TRICIA VELTRE

                                    Exhibit "A"

$200,000.00                                                 ____________, 1999

                               SECURED PROMISSORY NOTE

       1. OBLIGATION. For value received, americaBILIA.com, a Nevada corporation ("Maker") promises to pay to KEITH VELTRE ("Holder") the Principal Amount and Interest (both as defined below) in the manner and upon the terms and conditions set forth herein (the "Obligation").

       2. AMOUNT AND PAYMENT. The principal amount ("Principal Amount") of this Note is Two Hundred Thousand Dollars ($200,000.00). This Note shall bear interest on the unpaid Principal Amount at the rate of eight percent (8%) per annum ("Interest"). The entire Principal Amount and Interest shall be all due and payable on the earlier to occur of (i) March 31, 2000 of (ii) Maker's completion of a public offering of its securities raising gross proceeds in excess of $2,000,000. In the event that the Principal and Interest shall not be paid when due, the Note shall thereafter bear interest at the rate of thirteen percent (13%) per annum.

       3. MANNER AND PLACE OF PAYMENT. Payments of the Principal Amount and Interest shall be made in lawful money of the United States of America. Principal and Interest are payable at 804 Blue Springs Drive, Henderson, Nevada 89015 or at such place as Holder may designate in writing.

       4. PREPAYMENT. Maker shall have the right, at its option, to prepay this Note, in part or in full, at any time and from time to time, prior to maturity, without penalty, bonus or charge.

       5. EVENTS OF DEFAULT. The following shall each constitute an "Event of Default" under this Note: (i) default in the payment when due of Principal Amount and Interest, (ii) default in the payment of any amount due Maker to Keith Veltre and (iii) any of the following events of bankruptcy or insolvency: (A) the Maker shall file a voluntary bankruptcy or reorganization petition under the provisions of the Federal Bankruptcy Act, any other bankruptcy or insolvency law or any other similar statute applicable to the Maker ("Bankruptcy Laws"), (B) the Maker shall consent to the filing of any bankruptcy or reorganization petition against it under any Bankruptcy Law,
(C) the Maker shall make an assignment for the benefit of his creditors, (D) the Maker shall admit in writing its inability to pay its debts generally as they become due, (E) the Maker shall consent to the appointment of a receiver, trustee, or by the order of a court of competent jurisdiction, a receiver, liquidator or trustee of the Maker or of any substantial part of its property shall not have been discharged within a period of sixty (60) days, (F) by decree of such a court, the Maker shall be adjudicated bankrupt or insolvent or any substantial part of the property of the Maker shall have been sequestered and such degree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof, or (G) an involuntary bankruptcy reorganization petition pursuant to any Bankruptcy Law shall be filed against the Maker (and, in the case of any such petition filed pursuant to any provision of a statute which requires the approval of such petition by a court, shall be approved by such a court) and shall not be dismissed within sixty (60) days after such filing.

       6. ACCELERATION UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default specified in Section 5 above, all Principal and Interest of this Note shall, at the option of Holder, become immediately due and payable, without further presentment, notice or demand for payment.

       7. SECURITY. This Note is secured by a Pledge Agreement of even date herewith between Maker and Holder.

       8. EXPENSES OF ENFORCEMENT. Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, as a court of competent jurisdiction shall award, which Holder shall incur in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of Holder's rights and remedies thereunder.

       9. CUMULATIVE RIGHTS AND REMEDIES. All rights and remedies of Holder under this Note shall be cumulative and not alternative and shall be in addition to all rights and remedies available to Holder under applicable law.

       10. GOVERNING LAW. This Note shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada without regard to the principals of conflicts of laws. Further, the exclusive forum for adjudication of any disputes hereunder shall be the state or federal courts located in Clark County, Nevada.

       IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered at Las Vegas, Nevada as of the day and year first above written.

                                     americaBILIA.com, a Nevada corporation

                                     By:____________________________________
                                               Gary Moore, President

                                    Exhibit "B"

                                  PLEDGE AGREEMENT

       THIS PLEDGE AGREEMENT ("Agreement") is entered into as of ____________, 1999, by and between KEITH VELTRE, a Nevada corporation ("Secured Party") and americaBILIA.com, a Nevada corporation ("Pledgor").

                                   R E C I T A L S

       A. Pledgor has requested that Secured Party loan Pledgor the sum of $200,000.00 to be evidenced by a Secured Promissory Note of even date herewith ("Note");

       B. As a condition to the loan by Secured Party to Pledgor, Pledgor has agreed to enter into this Agreement to secure payment of the Note.

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

                                  A G R E E M E N T

       1. GRANT OF SECURITY AND PLEDGE. In order to further secure Pledgor's full and complete performance of all obligations under the Note, Pledgor hereby pledges, collaterally assigns and grants to Secured Party a security interest (the "Security Interest") in all of Pledgor's right, title and interest in and to one thousand (1,000) shares of voting common stock of Veltre Enterprises, Inc., a Nevada corporation, standing in Pledgor's name and represented by certificate number _________, together with any additional securities received with respect thereto (all collectively, the "Pledged Shares"), and all rights and privileges pertaining thereto as well as all products, proceeds, profits, interest, dividends, increases and distributions received therefor, including distributions or payments in partial or complete liquidation or redemption as the result of a reclassification, readjustment or reorganization or change in the capital structure of any issuer thereof or any other profit at any time or from time to time receivable or otherwise distributed or delivered to Pledgor in connection therewith and all rights and privileges pertaining thereto, together with all proceeds and substitutions, including all securities, subscription rights, dividends (including, without limitation, cash dividends, stock dividends, dividends paid in stock, liquidated dividends, dividends paid in other property) or other property or benefits to which Pledgor are entitled to receive on account of any of the foregoing Pledged Shares, indirectly or directly.

       2. PERFECTION OF SECURITY INTEREST. Concurrently with the execution of this Agreement, Pledgor shall deliver to and deposit with Secured Party the certificates representing or evidencing the Pledged Shares along with appropriate stock power(s), duly executed in blank. Pledgor shall, from time to time, promptly execute and deliver to Secured Party all such stock powers, assignments, certificates, supplements to this Agreement and other supplemental writings, financing statements and other items and do all other acts and things as Secured Party may reasonably request in order to more fully evidence and perfect the security interest of Secured Party in the Pledged Shares.

       3. INDEBTEDNESS. The Security Interest is hereby created to secure the payment and performance of all of the loans, principal, interest, fees, expenses, obligations and liabilities of Pledgor to Secured Party arising pursuant to the Note, and all amendments, supplements and modifications thereto (the "Indebtedness").

       4. REPRESENTATIONS, WARRANTIES, COVENANTS AND FURTHER AGREEMENTS. Pledgor makes the following representations, warranties covenants and further agreements.

              4.1 TITLE. Except for the Security Interest, Pledgor has good and indefeasible title to all of the Pledged Shares free from any lien, security interest, encumbrance or claim and Pledgor will, during the term of this Agreement, at Pledgor's cost, keep the Pledged Shares free from other liens, security interests, encumbrances or claims, and defend any action which may affect the Security Interest or Pledgor's title to the Pledged Shares.

              4.2 STATUS. This Agreement, the certificates evidencing the Pledged Shares, and any instrument, document or writing which is, or shall be, included in the Pledged Shares are, and shall be, genuine and legally enforceable and free from any setoff, counterclaim or defense. Pledgor's transfer of the certificates evidencing the Pledged Shares is effective and rightful, no such certificate has been (and no such certificate hereafter transferred to or delivered to the possession of Secured Party will be) altered and Pledgor knows of no facts which might impair the validity of any such certificate now or hereafter transferred to Secured Party. No dispute, right of setoff, counterclaim or defense exists with respect to any part of the Pledged Shares.

              4.3 PERFECTION. So long as the Indebtedness, or any portion thereof, shall remain outstanding and unpaid or unperformed, the Pledged Shares shall be held by and in the custody of Secured Party, and neither Pledgor nor any other person shall have the right to procure the release of any of the Pledged Shares from the Security Interest except upon and in compliance with the terms and conditions herein set forth. All stock certificates, voting trust shares and certificates and other instruments which may constitute at any time or from time to time a part of the Pledged Shares shall be endorsed in blank for transfer or be accompanied by proper instruments of assignment and transfer properly endorsed in blank with signatures medallion guaranteed by a bank or member firm of the New York Stock Exchange upon delivery to Secured Party.

              4.4 NO ASSIGNMENT. Pledgor hereby covenants that so long as the Indebtedness remains unpaid, Pledgor will not sell or otherwise dispose of all or any part of the Pledged Shares without the prior consent of Secured Party.

              4.5 MAINTENANCE. So long as no default shall exist hereunder, all securities pledged hereunder shall remain registered in the name of, and any voting rights of such securities may be exercised by, Pledgor; provided, however, that Pledgor will not exercise, or cause to be exercised any such voting rights, without the prior written consent of Secured Party, if the direct or indirect effect of such vote results in a default hereunder. Pledgor hereby irrevocably appoints Secured Party to be his attorney to transfer the Pledged Shares on the books of any issuer of the Pledged Shares into the name of Secured Party. Pledgor will pay promptly when due all taxes and assessments on the Pledged Shares. Secured Party may, at his option, discharge such taxes and assessments, and all sums so expended shall be part of the Indebtedness.

              4.6 ADDITIONAL PROPERTY. If, from time to time, Pledgor shall be entitled to receive any properties described in Section 1 hereof not already received by Pledgor and delivered to Secured Party upon execution of this Agreement, in any such case, said property shall be received by Pledgor in trust for Secured Party, shall not be commingled with any other funds or properties of Pledgor, shall be deemed to be pledged to Secured Party as additional security for the payment and performance of the Indebtedness, and shall be subject to the terms hereof. Immediately upon receipt thereof, Pledgor shall deliver to and deposit with Secured Party the property or any certificates or other written documents evidencing and representing all such property. In the event that during the term of this Agreement, any share dividend, reclassification, readjustment or other change is declared or made in the capital structure of the issuer of the Pledged Shares, all new, substituted and additional shares, or other securities, issued by reason of any such change shall be held by Secured Party under the terms of this Agreement in the same manner as the shares originally pledged hereunder. In the event that during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares, such warrants, rights and options shall be immediately delivered by Pledgor to Secured Party, and all new shares or other securities so acquired shall be immediately delivered to Secured Party, together with such instruments or powers of transfer as Secured Party may request, to be held under the terms of this Agreement in the same manner as the shares originally pledged hereunder. If the property received by Pledgor in the foregoing events shall be shares of stock or other securities, such shares of stock or other securities shall be duly endorsed in blank or accompanied by proper instruments of transfer and assignment duly executed in blank with signatures medallion guaranteed by a bank or member firm of the New York Stock Exchange. Secured Party shall be deemed to have possession of any Pledged Shares in transit t Secured Party. The Pledged Shares also includes all money or property of Pledgor in Secured Party's possession, held for or owed to Secured Party, Secured Party being granted herein the right to set off such money and property against the Indebtedness.

              4.7 RELEASE OF PLEDGED SHARES. Any of the Pledged Shares may be released from this Agreement without altering, varying or diminishing in any way the force, effect, lien, pledge, security interest or charge of this Agreement as to the Pledged Shares not expressly released or the validity and effect of any guaranty delivered in connection with the Indebtedness, and this Agreement shall continue as a first priority lien, security interest, pledge and charge on all the Pledged Shares not expressly released as long as any of the Indebtedness remains outstanding. Any future assignment or attempted assignment or transfer of the interest of any person (other than Secured Party) in and to any of the Pledged Shares shall not deprive Secured Party of the right to sell or otherwise dispose of or utilize all the Pledged Shares as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

              4.8 NOTICE OF CHANGES. Pledgor will immediately notify Secured Party of any change occurring in or to the Pledged Shares, of a change in Pledgor's address, or any change in any fact or circumstance warranted or represented by Pledgor to Secured Party, or if any event of default occurs. Pledgor shall promptly notify Secured Party of any claim, action or proceeding affecting title to the Pledged Shares or any part thereof, or the security interest of Secured Party therein, and, at the request of Secured Party, appear in and defend at Pledgor's expense, any such action or proceeding.

              4.9 AUTHORITY. Pledgor has all requisite power and authority to enter into this Agreement, to pledge the Pledged Shares and create the Security Interest, and to consummate the transactions contemplated hereby. Upon the execution and delivery by Pledgor, this Agreement and such documents as are executed and delivered pursuant to this Agreement will constitute valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with their terms.

              4.10 NO RESTRICTIONS. The Pledged Shares are not subject to any purchase rights, shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies, or any other similar agreements or instruments restricting the transfer, pledge or encumbrance of the Pledged Shares, except for any proxies or encumbrances created in this Agreement and any requirements under the federal securities laws restricting transferability of any of the Pledged Shares.

              4.11 FEES AND EXPENSES. Pledgor shall, promptly after being requested by Secured Party pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expense, incurred by Secured Party in perfecting and enforcing this Agreement and the security interest hereby created.

       5. RIGHTS OF SECURED PARTY. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact to do any act which Pledgor is obligated by this Agreement to do, to exercise all rights, voting (in the event of default hereunder) and otherwise, of Pledgor in the Pledged Shares, and to do all things deemed necessary by Secured Party to perfect the Security Interest and preserve, collect, enforce and protect the Pledged Shares, all at Pledgor's cost and without any obligation on Secured Party so to act, including, but not limited to, transferring title into the name of Secured Party or his nominees, or receipting for, settling, or otherwise realizing upon the Pledged Shares. Secured Party may, at his sole discretion, require Pledgor to give possession or control of the Pledged Shares to Secured Party; endorse as Pledgor's agent any instruments or documents constituting or relating to the Pledged Shares; take control of the Pledged Shares or proceeds thereof, including among others, stock or cash dividends or stock splits, and use cash proceeds to reduce any part of the Indebtedness; require Pledgor to use his best efforts to cause the issuer of the Pledged Shares to register any or all of the Pledged Shares under applicable securities laws, at the expense of Pledgor or such issuer; require additional Pledged Shares; reject as unsatisfactory any property hereafter offered by Pledgor as substitute collateral; and designate, at any time and from time to time, a certain percentage of the Pledged Shares as the loan value and require Pledgor to maintain the Indebtedness at or below such figure. Secured Party may, without notice to Pledgor, notify and direct any issuer of the Pledged Shares or holder of any proceeds, distributions or dividends therefrom to thereafter make all payments on such Pledged Shares directly to Secured Party, regardless of the medium in which paid and whether they are ordinary or extraordinary, and regardless of whether Pledgor was previously making collections thereon. Each obligor or issuer making payment to Secured Party hereunder shall be fully protected in relying on the written statement of Secured Party for such payment and shall not be required to see to the application of such payment. Secured Party shall not be liable for any act or omission on the part of his agents or employees, except willful misconduct, nor shall Secured Party be responsible for depreciation in value of the Pledged Shares or for preservation of rights against prior parties. The foregoing rights and powers of Secured Party may be exercised before (except voting rights) or after default and shall be in addition to, and not a limitation upon any rights and powers of Secured Party given herein or by law, custom or otherwise.

       6. EVENTS OF DEFAULT. Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions:

              6.1 Adverse change in any fact warranted or represented in this Agreement;

              6.2 Levy on, seizure, or attachment of all or part of the Pledged Shares; or

              6.3 The occurrence of any event of default with respect to the Note.

       7. REMEDIES OF SECURED PARTY UPON DEFAULT. Upon the occurrence of any event of default, and at any time thereafter during the continuance thereof, Secured Party may proceed to exercise any and all of the rights and remedies provided by the Uniform Commercial Code then in effect in the State of Illinois ("Code"), as well as all other rights and remedies possessed by Secured Party under this Agreement or otherwise at law or in equity, and, without limiting the foregoing, Secured Party may sell all or any part of the Pledged Shares at public or private sale. In connection with any such sale, a question of registration of the Pledged Shares under the Securities Act of 1933, as amended (the "Act") may arise. In that connection, compliance with the Act may impose limitations on Secured Party if Secured Party was to attempt to dispose of certain portions of the Pledged Shares. Similarly, there may be other legal restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Shares. For these reasons, Secured Party is hereby authorized, upon the occurrence of any event of default, and at any time thereafter during the continuance thereof, to sell all or any part of the Pledged Shares at private sale, or in any other manner which will not require the Pledged Shares, or any part thereof, to be registered in accordance with the Act, or the rules and regulations promulgated thereunder, at the best price reasonably obtainable by Secured Party at any such private sale or other disposition in the manner mentioned above. Additionally, because there may be no available market for the Pledged Shares and because it may be unlikely that any person will become or be interested in purchasing the Pledged Shares as a result of the giving of a notice of public sale, Pledgor agrees that any sale of the Pledged Shares may be private and without competitive bidding. Pledgor further acknowledges that, notwithstanding any claim that a higher price might be obtained for the Pledged Shares at a public sale, a private sale of the Pledged Shares is hereby consented to and agreed to be reasonable and acceptable to Pledgor. The parties hereto clearly understand that Secured Party may approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Shares, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Pledgor agrees that any notice of any action will have been reasonably given if given at least five (5) days before the action notified. Expenses of preparing for sale, selling, or the like, shall include, without limitation, Secured Party's reasonable attorneys' fees and all such expenses shall be recovered by Secured Party before applying the proceeds from the disposition of the Pledged Shares and Pledgor will remain liable for any deficiency remaining after such disposition. The proceeds of any such disposition or other action by Secured Party shall be applied as follows:

              7.1 First, to the costs and expenses incurred in connection with the sale or incidental thereto or to the care or safekeeping of any of the Pledged Shares or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses;

              7.2 Second, to the satisfaction of the obligation of Pledgor with respect to the Note;

              7.3 Third, to the payment of any other amounts required by applicable law; and

              7.4  Then, to Pledgor to the extent of any surplus proceeds.

All rights and remedies of Secured Party hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other.

       8. VOTING RIGHTS. In addition to any other remedies herein provided, upon the occurrence of an event of default hereunder or under the Note, Secured Party or his nominees shall have, with respect to the Pledged Shares, the right to exercise all voting rights as to the Pledged Shares, and all other rights and all conversions, exchange, subscription or other rights privileges or options pertaining thereto, as if Secured Party was the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deliver any of the Pledged Shares to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine, all without liability except to account for property actually received by Secured Party; but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Without limiting the generality of the foregoing, Pledgor, to the extent permitted by applicable law, hereby appoints and constitutes Secured Party as Pledgor's true and lawful proxy with respect to exercising all voting or other rights or executing consents, waivers, releases or objections to consents with respect to the Pledged Shares at any shareholders' meeting, from and after the occurrence of an event of default. Such proxy is coupled with an interest and shall be irrevocable and continue in force and effect until the Indebtedness has been paid in full.

       9. INDEMNITY. Except for matters occurring by reason of Secured Party's gross negligence or willful misconduct, Pledgor shall indemnify and hold Secured Party harmless from and against any and all claims, demands, losses, judgments and liabilities of whatever kind or nature and shall reimburse Secured Party for all costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by Secured Party of any rights or remedies granted to Secured Party hereunder. In no event shall Secured Party be liable under this Agreement, in the absence of gross negligence or willful misconduct on Secured Party's part, for any matter or thing in connection with this Agreement other than to account for the Pledged Shares or monies actually received, and applied, by Secured Party in accordance with the terms of this Agreement.

       10. RETURN OF SHARES. Upon payment in full of the Indebtedness, Secured Party shall return the Pledged Shares to Pledgor.

       11.    GENERAL PROVISIONS.

              11.1 AMENDMENTS AND WAIVERS. Secured Party and Pledgor may, subject to the provisions of this Section 11.1, from time to time enter into written supplemental agreements to this Agreement, for the purpose of adding or deleting any provisions to or from this Agreement or otherwise changing or varying in any manner the rights of Secured Party or Pledgor hereunder or the conditions, provisions or terms hereof or waiving any default hereunder. Any such supplemental agreements to this Agreement shall be binding upon Pledgor and Secured Party. No waiver by Secured Party of any right hereunder or of any default by Pledgor shall be binding upon Secured Party unless in writing executed by Secured Party. In the case of any waiver, Pledgor and Secured Party shall be restored to their former position and rights under this Agreement and any default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other default, or impair any right consequent thereon.

              11.2 REMEDIES. No course of dealing among Pledgor and Secured Party, and no delay or omission of Secured Party to exercise any right under this Agreement shall impair such right or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Note has been paid in full. Secured Party may exercise such remedies in any order of priority.

              11.3 SURVIVAL OF REPRESENTATIONS. All representations and warranties of Pledgor contained in this Agreement shall survive delivery of the Note and the making of the loan.

              11.4 CHOICE OF LAW AND CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and performed in Nevada by a Nevada secured party and a pledgor located in Nevada. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provisions of this Agreement shall be held to be prohibited or invalid under such applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              11.5 ATTORNEYS' FEES. Should any litigation be commenced between the parties hereto concerning, this Agreement, or the rights and duties of the parties in relation hereto, the prevailing party in any such litigation shall be entitled to such reasonable attorneys' fees as the court may award.

              11.6 SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.

              11.7 SECTION HEADINGS AND REFERENCES. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement. All references to sections in this Agreement are to the section of this Agreement in which such section reference appears.

              11.8 NOTICES. All notices, requests and demands to or upon the parties to this Agreement required or permitted to be given under this Agreement shall be deemed given: (a) three (3) days following deposit in the United States mail, postage prepaid; (b) upon delivery to the telegraph company for transmission, charges prepaid; (c) in the case of telex notice, when sent, answerback received; or (d) when physically delivered by hand to the addressee of such notice by or on behalf of the person initiating such notice; in each case addressed to the address of Pledgor or Secured Party, as the case may be, appearing below their respective signatures to this Agreement. Pledgor and Secured Party may each change the address for service of notice upon it or him by a notice in writing to the others.

              11.9 LAWFUL MONEY. Each reference in this Agreement to payment of any amount of money is to lawful money of the United States of America.

              11.10 ENTIRE AGREEMENT. The documents referred to herein embody the entire agreements and understandings among Pledgor and Secured Party and supersede all prior agreements and understandings among Pledgor and Secured Party relating to the subject matter thereof, as the case may be.

              11.11 FURTHER ASSURANCES. Pledgor hereby further agrees with Secured Party to execute, acknowledge and deliver any and all such further assurances and other agreements or instruments, and to take or cause to be taken all such other actions, as shall be reasonably requested by any Secured Party from time to time in order to give full effect to this Agreement and to maintain, preserve, safeguard and continue at all times the rights, remedies, powers and privileges of Secured Party under this Agreement, all without any cost or expense to Secured Party.

              11.12 COUNTERPARTS. This Agreement may be executed by the parties hereto and thereto individually or, in any combinations of the parties hereto, in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

              11.13 WAIVERS BY PLEDGOR. Pledgor hereby waives presentment, demand, notice of intention to accelerate, notice of acceleration, notice of dishonor, protest, and notice of protest, and all other notices with respect to collection, or acceleration of maturity, of the Pledged Shares and Indebtedness.

       IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Agreement as of the date first above written.

                                       "Pledgor"

                                       americaBILIA.com, a Nevada corporation

                                       By:____________________________________
                                                 Gary Moore, President
                                                 9155 Las Vegas Boulevard South
                                                 Suite 242
                                                 Las Vegas, NV  89123

                                       "Secured Party"

                                       KEITH VELTRE
                                       804 Blue Springs Drive
                                       Henderson, NV  89105

                                    Exhibit "C"

                                       LEASE

                                     Exhibit "D"

                                  EQUIPMENT LEASE

       This Equipment Lease ("Lease") is entered into as of _____________, 1999, by and between KEITH VELTRE ("Lessor"), and VELTRE ENTERPRISES, INC., a Nevada corporation ("Lessee").

       1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases and hires from Lessor, all equipment and other property described in Schedule "A" as executed by the parties concurrently herewith and made a part hereof. All said equipment and other property described in said Schedule "A" is hereinafter collectively referred to as the "Equipment."

       2. TERM. The term of this Lease shall commence upon the date hereof and shall continue for a period of one (1) year, unless such period of time is lengthened or shortened in accordance with the provisions of this Lease.

       3. RENTAL. The rent for the Equipment shall be the sum of $3,000.00 per month. Lessee shall pay Lessor said rent in arrears on the last day of each month.

       4. USE. Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all national, state, municipal, and other laws, ordinances and regulations relating to the possession, use or maintenance of the Equipment. If at any time during the term hereof Lessor supplies Lessee with labels, plates or other markings, stating that the Equipment is owned by Lessor, Lessee shall affix and keep the same upon a prominent place on the Equipment.

       5. LESSEE'S INSPECTION; CONCLUSIVE PRESUMPTIONS. Lessee shall inspect the Equipment within forty-eight (48) hours after receipt thereof. Unless Lessee within said period of time gives written notice to Lessor, specifying any defect in or other objection to the Equipment, Lessee agrees that it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledged that the Equipment is in good condition and repair, and that Lessee is satisfied with and has accepted the Equipment in good condition and repair.

       6. LESSOR'S INSPECTION. Lessor shall, at any and all times during Lessee's normal business hours, have the right to enter the premises where the Equipment is located for the purpose of inspecting the same or observing the use thereof. Lessee shall not be permitted to remove any item of Equipment from the location indicated on the Schedule without the prior written consent of Lessor.

       7. REPAIRS. Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts, supplies, mechanisms and devices required to keep the Equipment in good mechanical and working order.

       8. ALTERATIONS. Without the prior written consent of Lessor, Lessee shall not make any alterations, additions or improvements to the Equipment. Any permitted alterations, additions or improvements may, at Lessee's option, be removed by Lessee upon the expiration or earlier termination of this Lease if, and only if, such removal may be accomplished without damage to the Equipment or otherwise reducing its value below that which it would have had in the event no such alterations, additions or improvements had been made.

       9. LOSS AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of Lessee under this Lease which shall continue in full force and effect in spite of such damage. In the event of loss or damage of any kind whatever to any item of Equipment Lessee shall: (a) Restore the same to good repair, condition and working order, or replace the same with like Equipment in good repair, condition and working order; or (b) If in the reasonable judgment of Lessor any item of Equipment is determined by Lessor to be lost, stolen, destroyed or damaged beyond repair, pay Lessor therefor in cash the fair market value of the affected Equipment. Upon such payment this Lease shall terminate with respect to such item of Equipment so paid for, Lessee shall become the owner of such item of Equipment on as-is-where-is basis, without warranty, express or implied and the rent payable pursuant to Paragraph 3 hereof shall be equitably adjusted by mutual agreement of the parties.

       10. SURRENDER. Upon the expiration or earlier termination of this Lease, with respect to any item of Equipment, Lessee shall (unless Lessee has paid Lessor in cash the fair market value of such item of Equipment pursuant to paragraph 9 hereof) return the same to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, in the manner specified by Lessor as follows: (a) By delivering such item of Equipment at Lessee's cost and expense to such place as Lessor shall specify within the city or county in which the same was delivered to Lessee or to which same was moved with the written consent of Lessor; or (b) By loading such item of Equipment at Lessee's cost and expense on board such carrier as Lessor shall specify and shipping the same, freight collect, to the destination designated by Lessor.

       11. INSURANCE. Lessee shall keep the Equipment insured against all risks of loss or damage by fire and such other risks as are covered by endorsement commonly known as supplemental or extended coverage for not less than the replacement value thereof. Such insurance shall name both Lessor and Lessee as insureds. Lessee may effect such coverage under its blanket policies. All such policies shall be written by companies presently insuring the Lessee or other companies reasonably satisfactorily to the Lessor and certificates showing such coverage to be in effect shall be furnished to the Lessor upon request.

       12. TAXES. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances and shall pay when due all fees, assessments, charges and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale possession or use of the Equipment, excluding, however, all taxes on or measured by Lessor's income.

       13. LESSOR'S PAYMENT. In case of failure of Lessee to comply with the provisions of Paragraphs 11 or 12, Lessor shall have the right but shall not be obligated, to purchase such insurance, or pay said fees, assessments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to Lessor with the next installment of rent, and failure to repay the same shall carry with it the same consequence, including interest at ten percent (10%) per annum, as a failure to pay any installment of rent when due.

       14. WARRANTIES. LESSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, EXCEPT THAT LESSOR WARRANTS THAT THE EQUIPMENT IS IN GOOD WORKING ORDER AND THAT LESSOR HAS NO KNOWLEDGE OF ANY DEFECTS IN THE EQUIPMENT.

       15. INDEMNITY. Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of, connected with, or resulting from the use and operation of the Equipment, including without limitation its manufacture, selection, delivery, possession, use, operation or return. Each party agrees that it will give the other prompt notice of the assertion of any such claim or the institution of any such action, suit or proceeding respecting the Equipment.

       16. DEFAULT. If Lessee with regard to any item or items of Equipment fails to pay any amount herein provided within ten (10) days after the same is due and payable, or if Lessee with regard to any item or items of Equipment fails to observe, keep or perform any other provision of this Lease, required to be observed, kept or performed by Lessee, and if Lessee fails to remedy, cure or remove such failure in payment of such other failure in observing, keeping or performing the provisions of this Lease within ten
(10) days after receipt of written notice thereof from Lessor, Lessor shall have the right to exercise any one or more of the following remedies: (a) To declare the entire amount of rent hereunder immediately due and payable as to any or all items of Equipment, without notice or demand to Lessee; (b) To sue for and recover all rents, and other payments, then accrued or thereafter accruing with respect to any or all items of Equipment; (c) To take possession of any or all items of Equipment, without demand or notice, wherever same may be located, without any court order or other process of law; (d) To terminate this Lease as to any or all items of Equipment; or (e) To pursue any other remedy available to Lessor at law or in equity. Lessee hereby waives any and all damages occasioned by such taking of possession unless caused by Lessor's gross negligence or willful misconduct. Any such taking of possession shall not constitute a termination of this Lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing. Notwithstanding any said repossession, or any other action which Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease. All such remedies are cumulative, and may be exercised concurrently or separately. In no event, however, shall these remedies be exercised in such a manner that the Lessor recovers more than the balance of rent and any other amounts payable by Lessee to Lessor hereunder, plus the fair market value which the Equipment would have at the end of the initial term of this Lease, discounted from the date of the default to the end of the initial term of this Lease at a rate of nine percent (9%) per annum.

       17. BANKRUPTCY. Neither this Lease nor any interest herein is assignable or transferable by operation of law. If any proceeding under the Bankruptcy Act, as amended, is commenced by Lessee, or such an action is commenced against Lessee and is not dismissed within sixty (60) days after the commencement thereof, or if the Lessee is adjudged insolvent, or if the Lessee makes any assignment for the benefit of its creditors, or if a writ of attachment or execution is levied on any item or items of the Equipment and is not released or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which the Lessee is a party with authority to take possession or control of any item or items of the Equipment, Lessor shall have and may exercise any one or more of the remedies set forth in Paragraph 16 hereof; and this

Lease shall, at the option of Lessor on notice to Lessee, immediately terminate and shall not be treated as an asset of Lessee after the exercise of said option.

       18. CONCURRENT REMEDIES. No right or remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy provided herein or provided or permitted at law or in equity but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

       19. LESSOR'S EXPENSES. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in exercising any of its rights or remedies hereunder or enforcing any of the terms, conditions, or provisions hereof.

       20. ASSIGNMENT. Without the prior written consent of Lessor, Lessee shall not (a) assign, transfer, pledge or hypothecate this Lease, the Equipment or any part thereof, or any interest therein or (b) sublet or lend the Equipment or any part thereof, or permit the Equipment or any part thereof to be used by anyone other than Lessee or Lessee's employees. Consent to any of the foregoing prohibited acts applies only in the given instance; and shall not be a consent to any subsequent like act by Lessee or any other person; provided, however, that without such prior written consent but with notice to Lessor, Lessee may assign this Lease to any corporation into which Lessee may merge or consolidate or which may acquire all or substantially all of Lessee's assets, and may sublease any of the Equipment subject to this Lease to any subsidiary of Lessee or to Lessee's parent or any subsidiary of Lessee's parent. No such permitted sublease shall operate to relieve the Lessee of its obligations hereunder which shall remain those of a principal and not a guarantor. Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

       21. PURCHASE OPTION. Upon the expiration of the original term hereof, provided that Lessee has paid in full all amounts owing hereunder and is not otherwise in default hereunder, Lessee shall have the option to purchase said Equipment at the price of $75,000. Lessee shall exercise such option by giving written notice to Lessor not less than thirty (30) days prior to expiration of the original term hereof.

       22. OWNERSHIP. The Equipment is, and shall at all times be and remain, the sole and exclusive property of Lessor; and the Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease.

       23. PERSONAL PROPERTY. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereon, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise.

       24. INTEREST. Should Lessee fail to pay any part of the rent herein reserved or any other sum required by Lessee to be paid to Lessor, within ten
(10) days after the due date thereof, Lessee shall pay unto the Lessor interest on such delinquent payment from the expiration of said ten (10) days until paid at the rate of ten percent (10%) per annum.

       25. OFFSET. Lessee hereby waives any and all existing and future claims, and offsets, against any rent or other payment due hereunder and agrees to pay the amounts hereunder regardless of any offset or claim which may be asserted by Lessee or on its behalf.

       26. NON WAIVER. No covenant or condition of this Lease can be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and, until complete performance by Lessee of said covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or by law or in equity despite said forbearance or indulgence.

       27. ENTIRE AGREEMENT. This instrument constitutes the entire agreement between Lessor and Lessee; and it shall not be amended, altered or changed except by a writing signed by the parties hereto.

       28. NOTICES. Service of all notices under this agreement shall be sufficient if given personally or mailed via registered mail to the party involved at its respective address set forth herein, or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

       29. TITLES. The titles to the paragraphs of this Lease are solely for the convenience of the parties, and are not intended as an aid in the interpretation of the instrument.

       30. TIME. Time is of the essence to this Lease and each and all of its provisions.

       31. LESSOR'S CONSENT. Whenever the consent or approval of Lessor is required hereunder, Lessor agrees that same will not be unreasonably withheld.

       32. CLAIMS. The Lessor hereby appoints and constitutes Lessee as its agent and attorney-in-fact during the term of this Lease to assert and enforce, at the sole cost and expense of the Lessee, whatever claims and rights the Lessor may have as owner of the Equipment against any vendors, manufacturers, suppliers or contractors in respect thereof.

       33. GOVERNING LAW. The validity of this Lease and of any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Nevada.

The parties have executed this Lease on the day and year first above written.

                                          "LESSOR"


       _______________________________________
                                          KEITH VELTRE

                                          "LESSEE"

                                          AMERICABILIA.com,
                                          a Nevada corporation

       By:_______________________________________
                                           Gary Moore, President

                                  SCHEDULE "A"

                                  Exhibit "E"

                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT ("Agreement") is made this ____ day of August, 1999, by and between VELTRE ENTERPRISES, INC., a Nevada corporation (the
"Corporation") and KEITH VELTRE ("Employee"). In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

       1. EMPLOYMENT. The Corporation hereby employs Employee as its President and Chief Executive Officer. Employee shall report directly to the President of AMERICABILIA.com, the parent corporation of the Corporation. Employee shall be responsible for overall supervision of the day to day operations of the Corporation's business including product development and implementation of sales and marketing direction and strategy. Employee hereby accepts such employment and agrees to perform the foregoing and such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Corporation and to render any such other services and duties as may be assigned from time to time by the President of AMERICABILIA.com or the Board of Directors of the Corporation.

       2. PERFORMANCE OF EMPLOYEE'S DUTIES. The Employee agrees to devote his full time attention and efforts to the faithful and loyal performance of his duties for the Corporation and to render service to the Corporation to the best of his ability, experience and talent to the reasonable satisfaction of the Corporation. Such duties shall be rendered at such place or places as the Corporation shall require in accordance with the best interests, needs, business and opportunities of the Corporation.

       3. TERM OF EMPLOYMENT. The term of employment shall be for a period of five (5) years, commencing on August ___, 1999, and terminating on August ___, 2004, unless earlier terminated as provided herein.
Notwithstanding the foregoing, Employee shall have the option to terminate this Agreement in the event the Corporation or its business are sold.

       4. LIMITATIONS ON OTHER EMPLOYMENT. During the term hereof, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than the Corporation, and will not, during said period of time, be engaged in any business, enterprise or undertaking other than employment by the Corporation except as approved in writing by the Chief Executive Officer of the Corporation. Employee may engage in personal recreation and community or civic service so long as these activities do not detract from the full discharge of Employee's duties hereunder.

       5. COMPENSATION. Provided Employee continues to be employed by the Corporation pursuant to the terms of this Agreement, the Corporation agrees to pay Employee and Employee agrees to accept from the Corporation, in payment for Employee's services hereunder, base compensation at the rate of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) per month payable in accordance with the Corporation's normal pay practices. The amount of Employee's compensation shall be reviewed at each one year anniversary date of this Agreement and may be increased by the Board of Directors in its sole discretion. The compensation has been expressed in terms of a gross amount, and the Company is required to withhold from such gross amount deductions in respect of federal, state or local income taxes, FICA and the like.

       6. BUSINESS EXPENSES. The Corporation shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by employee in furtherance or in connection with the business of the Corporation, including, but not by way of limitation, traveling expenses, and reasonable entertainment expenses (whether incurred while traveling, or otherwise) in a manner consistent with the Corporation's policy regarding such expenses. If such expenses are paid in the first instance by employee, the Corporation will reimburse him therefor. Expenses shall be reported and documented as required by the Corporation and the United States Treasury Department for deductible business expenses.

       7. OTHER BENEFITS. The Corporation shall provide Employee with medical insurance and such other fringe benefits which are at least equal to the medical insurance and other fringe benefits being provided by the Corporation to Employee as of July 1999.

       8. VACATION. Employee shall be entitled to vacation time in accordance with the vacation policies of the Corporation. Scheduled vacation time must be approved in advance by the President of AMERICABILIA.com.

       9. TERMINATION BY COMPANY FOR CAUSE. Employee's employment under this Agreement may be terminated immediately by Company upon the occurrence of one or more of the following causes:

              (a) Employee's conviction of any criminal act involving moral turpitude or which otherwise tends to bring disrepute upon Company;

              (b) The commission by Employee of any act of dishonesty in connection with the performance of any of Employee's duties hereunder (including, but not limited to falsification of Company records, making false statements of material facts to third parties regarding Company's business, fraud, and misappropriation or embezzlement against Company or any of its customers or suppliers);

              (c) Any willful material breach by Employee of any of the covenants, conditions or restrictions pertaining to disclosure or use of confidential information, proprietary rights and materials of the Corporation or unfair competition as set forth in Sections 10, 11 or 12 of this Agreement;

              (d) The material failure to perform Employee's duties, and/or to observe the written rules, regulations, policies, directions or restrictions adopted by the Company from time to time to the extent such rules, regulations, policies, directions or restrictions are not inconsistent with the terms of this Agreement, provided that such failure shall not have been cured within ten (10) days after Employee is given specific notice and an opportunity to cure such failure;

              (e) If Employee dies or becomes disabled (Employee shall be deemed "disabled" for purposes of this Agreement if he is unable, by reason of illness, accident, or other physical or mental incapacity, to perform substantially all of his regular duties for a continuous period of one hundred eighty (180) days); and

              (f) Repeated abuse of alcohol or illegal narcotics confirmed by testing which results in the failure of Employee to perform his duties hereunder. Employee agrees to submit to drug and alcohol testing as deemed necessary by Employer in its reasonable discretion.

Upon termination of Employee's employment by Company for cause, Employee shall be entitled to all compensation accrued but unpaid to the date of termination, but Employee shall have no further rights to any salary, benefits or other compensation of any kind or nature.

       10.    DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION.

              (a) DEFINITION OF CONFIDENTIAL INFORMATION. As used herein, the term "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Corporation which derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and which is subject to efforts by the Corporation that are reasonable under the circumstances to maintain its secrecy. Confidential Information shall include information (not readily compiled from publicly available sources) which is made available to Employee during the course of his employment including, but not limited to, operations and financial information concerning the Corporation's business; customer names, addresses, buying habits, needs and the methods of fulfilling those needs; supplier names, addresses and pricing policies; and the Corporation's pricing policies. Employee agrees to cooperate with the Corporation to maintain the secrecy of and limit the use of such Confidential Information.

              Employee further agrees that he is under no obligation to any former employer which is in any way inconsistent with this Agreement or which imposes any restriction on the Corporation. Employee also acknowledges that he has been instructed that during the term of employment by the Corporation, he is not to divulge to the Corporation, its employees or its consultants any confidential information or trade secrets obtained from any previous employers or any other person.

              (b) FIDUCIARY DUTY; APPROPRIATION OF CONFIDENTIAL INFORMATION. Employee agrees to perform his duties pursuant to this Agreement in good faith and in a manner which he honestly believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. Employee agrees to observe a duty of loyalty to the Corporation placing the interests of the Corporation ahead of his own. Employee will keep confidential and will not directly or indirectly divulge to anyone (except as required by applicable law or in connection with the performance of his duties and responsibilities as an employee hereunder) nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information. Employee agrees that he will not at any time during or after the termination or expiration of his employment, except as authorized or directed in writing by the Corporation, use the Confidential Information for Employee's own benefit or copy, reveal, divulge or make known in any manner to any person, firm or corporation the Confidential Information.

       11. PROPRIETARY RIGHTS AND MATERIALS. All documents, memoranda, reports, notebooks, correspondence, files, lists and other records, and the like, designs, drawings, specifications, computer software and computer equipment, computer printouts, computer disks, and all photocopies or other reproductions thereof, affecting or relating to the business of the Corporation, which Employee shall prepare, use, construct, observe, possess or control ("the Corporation Materials"), shall be and remain the sole property of the Corporation. Upon termination of this Agreement, Employee shall deliver promptly to the Corporation all such the Corporation Materials.

       12. COVENANT AGAINST UNFAIR COMPETITION. During the term of this Agreement, Employee agrees (i) he will not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services which directly or indirectly compete with the Corporation's business; (ii) he will not undertake planning for or organization of any business activity competitive with the Corporation's business or combine or conspire with other employees or representatives of the Corporation's business for the purpose of organizing any such competitive business activity; (iii) he will not, directly or indirectly, either for Employee or for any other person, firm or corporation, divert or take away or attempt to divert or take away of the Corporation's customers, including but not limited to those upon whom Employee called or whom Employee solicited or serviced or with whom Employee became acquainted while engaged as an employee in the Corporation's business; and (iv) he will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by the Corporation to terminate his or her employment or engagement.

       13. TERM CORPORATION AS INCLUDING CORPORATE AFFILIATES. For purposes of this Agreement, the term "Corporation" shall be deemed to include any corporation which is in control of, controlled by, or under common control with the Corporation, whether or not Employee is directly employed by such other corporation or corporations.

       14. ATTORNEYS' FEES. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

       15. ENFORCEMENT; SEVERABILITY. The Corporation and Employee recognize and acknowledge that Employee is employed under this Agreement as an employee in a position where Employee will be rendering personal services of a special, unique, unusual and extraordinary character requiring extraordinary ingenuity and effort by Employee. Employee agrees that the breach by him of this Agreement, including its covenants, could not reasonably or adequately be compensated in damages in an action at law and that the Corporation shall be entitled to injunctive relief, which may include but shall not be limited to restraining Employee from rendering any service that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or


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


otherwise. The election of any one or more remedies by the Corporation shall not constitute a waiver of the right to pursue other available remedies. If in any proceeding, an arbiter shall refuse to enforce this Agreement, whether because the restrictions contained herein are more extensive than is necessary to protect the business of the Corporation, it is expressly understood and agreed between the parties hereto that this Agreement is deemed modified to the extent necessary to permit this Agreement to be enforced in any such proceedings. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws.

       16. CONTINUING OBLIGATIONS. Employee's obligations pursuant to Paragraphs 10 and 11 of this Agreement and the rights and remedies of the Corporation hereunder shall continue in effect beyond the term of this Agreement and such obligations shall be binding on Employee's assigns, heirs, executors, administrators and other legal representatives.

       17. ACCOUNTING FOR PROFITS. Employee covenants and agrees that if he violates the provisions of Paragraphs 10, 11 or 12, the Corporation shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Employee has realized and/or may realize as a result of or in connection with any such violation. These remedies shall be in addition and not in limitation of any injunctive relief or other rights or remedies to which the Corporation is or may be entitled at law, in equity or under this Agreement.

       18. ARBITRATION. Any controversy or dispute between the parties to this Agreement involving the construction, interpretation, application or performance of the terms, covenants or conditions of this Agreement, or in any way arising under this Agreement shall, be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association, and not by court action except as provided by Nevada law for judicial review of arbitration proceedings. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
 The parties shall have the right to discovery. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to arbitrate under this provision.

       19. WAIVER OR MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any arbitration between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this Paragraph may not be waived except as herein set forth.

       20. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other.

       21. CHOICE OF LAW. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Nevada.

       22. BINDING EFFECT OF AGREEMENT; ASSIGNMENT; MERGER; DISSOLUTION. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, assigns and legal representatives. This Agreement shall be construed as a contract for personal services by Employee to the Corporation and shall not be assignable by Employee. In the event of the sale, merger or consolidation of the Corporation and subject to Employee's right to terminate this Agreement as herein provided, Employee agrees that the Corporation may assign its rights and obligations hereunder to its successor or purchaser.

       23. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to their current address or to such other address as they request in writing.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                                          "Corporation"

                                          AMERICABILIA.com


                                          By:_____________________________
                                                 Gary Moore, President


                                          "Employee"


                                          _______________________________
                                          KEITH VELTRE


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


                                   Exhibit "F"

                             NOTE PURCHASE GUARANTY

       As an inducement to Keith Veltre to sell the outstanding common stock of Veltre Enterprises, Inc. to AMERICABILIA.com, a Nevada corporation (the "Company"), pursuant to the Stock Purchase Agreement dated July 23, 1999 and to accept as partial consideration the Promissory Note ("Note") of the Company in the principal amount of $200,000, the undersigned hereby, jointly and severally, absolutely and unconditionally, guarantee that in the event that the Note has not been paid in full on or before November 15, 1999, the undersigned will purchase the Note (including any security for the Note) from Keith Veltre for an amount equal to the unpaid principal balance and any accrued and unpaid interest on the Note (the "Note Balance").

       In the event the undersigned become obligated to purchase the Note hereunder, the undersigned shall deliver to Keith Veltre a cashiers' check in the amount of the Note Balance against delivery by Keith Veltre to the undersigned of the original Note endorsed in favor of the undersigned and the assignment of the rights of Keith Veltre in any security for the Note.

       The undersigned's obligation to purchase the Note on the terms set forth herein shall be primary, direct, immediate, absolute, continuing, unconditional, and unlimited. The undersigned further promise to pay to Keith Veltre the expenses, including reasonable attorneys' fees, incurred in the collection or attempted collection of this Note Purchase Guaranty.

       This Note Purchase Guaranty shall inure to the benefit of and be enforceable by Keith Veltre, his successors and assigns, and shall bind the heirs, executors, administrators, successors and assigns of the undersigned. The validity, construction and performance of this Note Purchase Guaranty shall be governed by the laws of the State of Nevada.

       This Note Purchase Guaranty is executed as of __________________, 1999.



                                          HENRY E. CARTWRIGHT





                                          GARY MOORE






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